Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612
TRIANGLE CAPITAL CORPORATION REPORTS RECORD THIRD
QUARTER 2008 RESULTS
RALEIGH, NC — November 6, 2008, Triangle Capital Corporation (NASDAQ: TCAP) (“Triangle” or the “Company”), a leading specialty finance company that provides customized financing solutions to lower middle market companies located throughout the United States, today announced its financial results for the third quarter of 2008.
Commenting on the quarter, Garland S. Tucker, III, President and CEO of Triangle, stated, “In the current market environment, risk adjusted returns for subordinated debt and equity investments are very attractive as well established, credit worthy companies seek capital to execute their business plans. As we begin to look toward 2009, we believe the operational landscape for Triangle could continue to be very favorable.”
Third Quarter 2008 Results
Total investment income during the third quarter of 2008 was $5.9 million, compared to total investment income of $3.6 million for the third quarter of 2007, representing an increase of 63.3%. The Company’s increase in investment income is primarily attributable to $73.6 million in new portfolio investments made during 2008 which resulted in an increase in total loan interest, fee, dividend and paid-in-kind income in the amount of $2.7 million.
Net investment income during the third quarter of 2008 was $3.2 million, compared to net investment income of $2.0 million for the third quarter of 2007, representing an increase of 61.2%. Net investment income per share during the third quarter of 2008 was $0.46 compared to $0.30 during the third quarter of 2007. The Company’s third quarter net investment income was positively impacted by approximately $0.3 million, or $0.04 per share, due to favorable floating interest rates on a portion of the Company’s Small Business Administration debentures which have now been converted into ten year non-callable, fixed rate debentures. Excluding the positive impact of these favorable floating interest rates, the Company’s net investment income for the third quarter of 2008 would have been $2.9 million, or $0.42 per share, representing an increase of 40.0% over the prior year.
The Company’s net increase in net assets resulting from operations was $2.5 million during the third quarter of 2008, as compared to $3.4 million during the third quarter of 2007. The Company’s net increase in net assets resulting from operations was $0.36 per share during the third quarter of 2008 as compared to $0.50 per share during the third quarter of 2007.
The Company’s net asset value per share at September 30, 2008, was $13.76 as compared to the Company’s net asset value per share at September 30, 2007, of $13.99 and the Company’s net asset value per share at June 30, 2008, of $13.73. As of September 30, 2008, the Company’s weighted average yield on all of its outstanding debt investments was approximately 14.2%.
Liquidity and Capital Resources
At September 30, 2008, the Company had cash and cash equivalents totaling $15.9 million. The Company also had access to debentures guaranteed by the Small Business Administration (“SBA”) totaling $37.5 million.
“As of the date of this earnings release, Triangle is fortunate to have sufficient cash on its balance sheet, without giving any credit to potential future earnings, to meet all of its obligations, including its current quarterly dividend rate of $0.38 per share, well into 2010. We believe this financial stability is one of our greatest strengths, especially in light of the liquidity challenges many companies currently face,” commented Steven C. Lilly, Chief Financial Officer of Triangle.
Dividend Information
On October 9, 2008, Triangle announced that its board of directors had declared a cash dividend of $0.38 per share. This is the Company’s seventh consecutive quarterly dividend since its initial public offering in February, 2007, and reflects a 40.7% increase over the same quarter in 2007. The dividend will be payable as follows:
Record Date: October 30, 2008
Payment Date: November 20, 2008
Triangle has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend, stockholders who have not opted out of the DRIP will have their cash dividends automatically reinvested in additional shares of the Company’s common stock, rather than receiving cash dividends.
When the Company declares and pays dividends, it determines the allocation of the distribution between current income, accumulated income and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP”). At each year end, the Company is required for tax purposes to determine the dividend allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes.
Recent Portfolio Activity
During the third quarter of 2008, the Company made investments totaling $16.2 million consisting of $13.0 million in subordinated debt and $3.2 million in equity. Also during the third quarter, Triangle received loan repayments of subordinated debt investments totaling $4.6 million. Subsequent to quarter end, the company made two subordinated debt investments totaling $17.7 million, and one equity investment of $0.8 million, and received a repayment of a subordinated debt investment of $5.2 million. New investments and repayments since June 30, 2008, are summarized as follows:

On August 19, 2008, the Company’s loan to Eastern Shore Ambulance (“ESA”) of $1.0 million was repaid in full. Triangle received a prepayment fee in connection with the transaction. ESA, headquartered in the Tidewater region of Virginia, provides non-emergency inter-facility transport services on a pre-scheduled basis to patients requiring medical care. ESA maintains a fleet of vehicles that includes ambulances, medical taxis and wheelchair vans.
On August 29, 2008, Triangle invested $12.2 million in Emerald Waste Services, LLC (“EWS”) consisting of $9.0 million in subordinated debt, $3.0 million in preferred equity, and $0.2 million in common equity. The Company also received a warrant to purchase up to 3.5% of Emerald’s membership interests. EWS, headquartered in Freeport, Florida, is the largest independent provider of non-hazardous municipal waste management services in Florida, Alabama, and the Mississippi Gulf Coast region. EWS owns and operates ten landfill sites and runs a fleet of over 250 trucks which provide waste collection services to more than 145,000 customers in commercial, residential and construction markets.
On September 15, 2008, the Company made a $4.0 million subordinated debt investment in a large, well established, national producer of consumer mailings for clients in the insurance, travel, retail, and financial services sectors.
In September, 2008, the Company received principal repayments of its subordinated debt investment in American Paper Optics (“APO”) totaling $1.8 million. Triangle also received a prepayment fee in connection with the transaction. Triangle maintains a $2.5 million subordinated debt investment in APO. APO is the world’s largest manufacturer of paper 3-D eyewear for movies, television, websites, theme park attractions, laser light shows, and fireworks displays.
In September, 2008, Triangle received principal repayments of its subordinated debt investment in Fischbein, LLC (“Fischbein”) totaling $1.9 million. The Company also received a prepayment fee in connection with the transaction. Triangle maintains a $7.0 million subordinated debt investment. Fischbein is a global manufacturer of flexible packaging and materials handling equipment.
On October 1, 2008, the Company’s investment in CV Holdings, LLC (“CV”) of approximately $5.2 million was repaid in full in conjunction with a recapitalization. Concurrent with the repayment, the Company made a $10.7 million subordinated debt investment in CV. CV, headquartered in Amsterdam, NY, designs, develops, manufactures and markets customized, application specific, high performance, injection molded, plastic products. From its origins as an injection molder, the Company has developed into a leading supplier of proprietary packaging solutions holding over 250 domestic and international patents.
On October 31, 2008, Triangle invested $7.8 million in Novolyte Technologies LP (“Novolyte”) consisting of $7.0 million in subordinated debt and $0.8 million in equity. Novolyte is a leading manufacturer of electrolytes used in the manufacture of lithium ion batteries, as well as high performance intermediates for other key end products.
Important Disclosures Relating to Financial Statement Presentation
Certain financial data for prior periods, including data for the nine months ended September 30, 2007, are included in this press release. In accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS 141”), the Company’s results of operations for the nine months ended September 30, 2007, are presented as if the Company’s initial public offering and related formation transactions had occurred as of January 1, 2007.
About Triangle Capital Corporation
Triangle Capital Corporation (www.TCAP.com) is a specialty finance company organized to provide customized financing solutions to lower middle market companies located throughout the United States. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions to fund growth, changes of control, or other corporate events. Triangle typically invests $5.0 — $15.0 million per transaction in companies with annual revenues between $20.0 and $75.0 million and EBITDA between $2.0 and $20.0 million.
Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.
Contacts
Sheri B. Colquitt
Vice President, Investor Relations
919-719-4784
scolquitt@tcap.com
Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com
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TRIANGLE CAPITAL CORPORATION
Consolidated Balance Sheets

	September 30,	December 31,
	2008	2007
	(Unaudited)
Assets
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $129,405,482 and $66,129,119 at September 30, 2008 and December 31, 2007, respectively)	$126,979,495	$68,388,014
Affiliate investments (cost of $30,283,922 and $24,023,264 at September 30, 2008 and December 31, 2007, respectively)	33,725,587	24,576,462
Control investments (cost of $11,636,897 and $15,727,418 at September 30, 2008 and December 31, 2007, respectively)	17,058,874	20,071,764

Total investments at fair value	177,763,956	113,036,240
Cash and cash equivalents	15,931,088	21,787,750
Interest and fees receivable	268,488	305,159
Prepaid expenses and other current assets	113,367	47,477
Deferred financing fees	3,106,419	999,159
Property and equipment, net	48,086	34,166

Total assets	$197,231,404	$136,209,951

Liabilities
Accounts payable and accrued liabilities	$1,116,926	$1,144,222
Interest payable	266,973	698,735
Dividends payable	—	2,041,159
Income taxes payable	—	52,598
Deferred revenue	50,000	30,625
Short-term borrowings	5,100,000	—
Deferred income taxes	2,418,178	1,760,259
SBA guaranteed debentures payable	93,110,000	37,010,000

Total liabilities	102,062,077	42,737,598

Net Assets
Common stock, $0.001 par value per share (150,000,000 shares authorized, 6,917,363 and 6,803,863 shares issued and outstanding as of September 30, 2008 and December 31, 2007, respectively)	6,917	6,804
Additional paid-in capital	87,121,265	86,949,189
Investment income in excess of distributions	4,589,197	1,738,797
Accumulated realized losses on investments	(567,531)	(618,620)
Net unrealized appreciation of investments	4,019,479	5,396,183

Total net assets	95,169,327	93,472,353

Total liabilities and net assets	$197,231,404	$136,209,951

Net asset value per share	$13.76	$13.74

TRIANGLE CAPITAL CORPORATION
Unaudited Statements of Operations

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007
	(Consolidated)	(Consolidated)	(Consolidated)	(Combined)

Investment income:
Loan interest, fee and dividend income:
Non-Control / Non-Affiliate investments	$3,447,176	$1,728,682	$8,166,903	$4,233,318
Affiliate investments	936,965	574,964	2,572,546	1,368,578
Control investments	315,408	361,395	1,194,603	845,136

Total loan interest, fee and dividend income	4,699,549	2,665,041	11,934,052	6,447,032

Paid-in-kind interest income:
Non-Control / Non-Affiliate investments	840,543	213,850	1,709,348	590,655
Affiliate investments	175,491	63,556	489,005	159,098
Control investments	96,393	143,188	356,700	294,501

Total paid-in-kind interest income	1,112,427	420,594	2,555,053	1,044,254

Interest income from cash and cash equivalent investments	57,661	508,652	264,607	1,502,341

Total investment income	5,869,637	3,594,287	14,753,712	8,993,627

Expenses:
Interest expense	1,125,469	525,081	2,586,279	1,545,798
Amortization of deferred financing fees	64,596	28,515	160,765	83,731
Management fees	—	—	—	232,423
General and administrative expenses	1,467,866	1,048,690	4,338,825	2,690,946

Total expenses	2,657,931	1,602,286	7,085,869	4,552,898

Net investment income	3,211,706	1,992,001	7,667,843	4,440,729

Net realized gain (loss) on investment — Non Control / Non-Affiliate	51,089	—	51,089	(1,464,224)
Net realized gain on investment — Affiliate	—	141,014	—	141,014
Net unrealized appreciation (depreciation) of investments	(736,636)	1,233,666	(1,376,704)	3,545,081

Total net gain (loss) on investments before income taxes	(685,547)	1,374,680	(1,325,615)	2,221,871

Income tax expense	49,813	—	251,984	—

Net increase in net assets resulting from operations	$2,476,346	$3,366,681	$6,090,244	$6,662,600

Net investment income per share — basic and diluted	$0.46	$0.30	$1.12	$0.66

Net increase in net assets resulting from operations per share — basic and diluted	$0.36	$0.50	$0.89	$0.99

Dividends declared per common share	$0.35	$0.26	$0.66	$0.41

Weighted average number of shares outstanding - basic and diluted	6,917,363	6,735,177	6,864,341	6,703,414

TRIANGLE CAPITAL CORPORATION
Unaudited Statements of Cash Flows

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2008	2007
	(Consolidated)	(Combined)

Cash flows from operating activities:
Net increase in net assets resulting from operations	$6,090,244	$6,662,600
Adjustments to reconcile net increase in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(73,645,254)	(42,534,975)
Repayments received/sales of portfolio investments	9,060,478	4,878,207
Loan origination and other fees received	1,401,996	894,904
Net realized loss (gain) on investments	(51,089)	1,323,210
Net unrealized depreciation (appreciation) of investments	718,784	(3,545,081)
Deferred income taxes	657,919	—
Paid-in-kind interest accrued, net of payments received	(1,788,984)	(845,033)
Amortization of deferred financing fees	160,765	83,731
Recognition of loan origination and other fees	(309,140)	(543,466)
Accretion of loan discounts	(95,132)	(158,751)
Depreciation expense	11,110	4,605
Stock-based compensation	172,189	—
Changes in operating assets and liabilities:
Interest and fees receivable	36,671	(170,012)
Prepaid expenses and other current assets	(65,890)	(30,382)
Accounts payable and accrued liabilities	(27,296)	(54,683)
Interest payable	(431,762)	(435,074)
Income taxes payable	(52,598)	—
Receivable from / payable to Triangle Capital Partners, LLC	—	(30,000)

Net cash provided by (used in) operating activities	(58,156,989)	(34,500,200)

Cash flows from investing activities:
Purchases of property and equipment	(25,030)	(39,306)

Net cash used in investing activities	(25,030)	(39,306)

Cash flows from financing activities:
Borrowings under SBA guaranteed debentures payable	56,100,000	4,000,000
Short-term borrowings	5,100,000	—
Financing fees paid	(2,268,025)	(97,000)
Proceeds from initial public offering, net of expenses	—	64,728,037
Change in deferred offering costs	—	1,020,646
Cash dividends paid	(6,606,618)	(1,127,342)
Tax distribution to partners	—	(751,613)

Net cash provided by financing activities	52,325,357	67,772,728

Net increase (decrease) in cash and cash equivalents	(5,856,662)	33,233,222
Cash and cash equivalents, beginning of period	21,787,750	2,556,502

Cash and cash equivalents, end of period	$15,931,088	$35,789,724

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,018,042	$1,980,873